UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2024, Astrana Health, Inc. (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) to its Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, eliminating from the Certificate of Incorporation all matters set forth in the Amended and Restated Certificate of Designation with respect to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and returning each of the Series A Preferred Stock and Series B Preferred Stock to the status of authorized and unissued shares of preferred stock of the Company, without designation as to series. There were no outstanding shares of the Series A Preferred Stock or Series B Preferred Stock as of April 24, 2024. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (filed April 24, 2024).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: April 24, 2024	By:	/s/ Brandon Sim
	Name:	Brandon Sim
	Title:	Chief Executive Officer and President